As filed with the Securities and Exchange Commission on September 26, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RED HAT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1364380
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1801 Varsity Drive

Raleigh, North Carolina 27606

(Address of Principal Executive Offices, Including Zip Code)

2004 Long-Term Incentive Plan, as amended and restated

(Full Title of the Plan)

Michael R. Cunningham, Esq.

General Counsel

Red Hat, Inc.

1801 Varsity Drive

Raleigh, North Carolina 27606

(Name and Address of Agent for Service)

(919) 754-3700

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer	☐

Non-accelerated filer ☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value per share	9,500,000 shares	$16.86(2)	$160,170,000(2)	$6,295

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on September 25, 2008.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 9,500,000 shares of the registrant’s common stock, $0.0001 par value per share, to be issued under the registrant’s 2004 Long-Term Incentive Plan, as amended and restated. In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of (i) PART I and (ii) Items 3, 4, 6, 7 and 9 of PART II of the Registration Statement on Form S-8, File No. 333-121507, filed with the Securities and Exchange Commission (the “Commission”) by the registrant on December 21, 2004, relating to the registrant’s 2004 Long-Term Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Raleigh, state of North Carolina, on this 26th day of September, 2008.

RED HAT, INC.

By:	/s/ James M. Whitehurst
James M. Whitehurst
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Red Hat, Inc., hereby severally constitute and appoint Charles E. Peters, Jr. and Michael R. Cunningham, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Red Hat, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Whitehurst	President, Chief Executive	September 26, 2008
James M. Whitehurst	Officer and Director (principal executive officer)

/s/ Charles E. Peters, Jr.	Executive Vice President and	September 26, 2008
Charles E. Peters, Jr.	Chief Financial Officer (principal financial officer)

/s/ Mark E. Cook	Vice President Finance and Controller	September 26, 2008
Mark E. Cook	(principal accounting officer)

/s/ W. Steve Albrecht	Director	September 26, 2008
W. Steve Albrecht

/s/ Marye Anne Fox	Director	September 18, 2008
Marye Anne Fox

/s/ Narendra Gupta	Director	September 26, 2008
Narendra Gupta

/s/ William S. Kaiser	Director	September 26, 2008
William S. Kaiser

/s/ Henry Hugh Shelton	Director	September 17, 2008
Henry Hugh Shelton

/s/ Matthew J. Szulik	Chairman of the Board of Directors	September 26, 2008
Matthew J. Szulik

INDEX TO EXHIBITS

Number	Description
4.1	Third Amended and Restated Certificate of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on July 10, 2007 (File no. 001-33162)).

4.2	Amended and Restated By-laws, as amended, of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 14, 2000 (File no. 333-94775)).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of attorney (included on the signature pages of this registration statement)